SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
170 S Green Valley Parkway Suite #300 Henderson, NV 89012 (Address of principal executive offices) Tel: (702) 318-7218
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 3.02 Unregistered Sales of Equity Securities.

Financing

On July 18, 2016, Oroplata Resources, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Tangiers Investment Group, LLC, a Delaware limited liability company (“Tangiers” and together with the Company, the “Parties” and each, a “Party”).  Pursuant to the Investment Agreement, the Company agreed to issue and sell to Tangiers an indeterminate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for Tangiers’ commitment to invest up to an aggregate of Five Million Dollars ($5,000,000), based upon an exemption from registration provided under Section 4(a)(2) of the 1933 Securities Act, and Section 506 of Regulation D promulgated thereunder. Concurrently, the Company and Tangiers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), as inducement to Tangiers to execute and deliver the Investment Agreement, whereby the Company agreed to use its best efforts to file, within forty-five (45) days of the date of the Registration Rights Agreement, with the Securities and Exchange Commission (the “SEC”) a registration statement or registration statements (as is necessary) on Form S-1 (the “Registration Statement”), covering the resale of shares of Common Stock issuable to Tangiers under the Investment Agreement.

In accordance with the terms of the Investment, the Company issued to Tangiers a 10% Convertible Promissory Note in the principal amount of $75,000 (the “Commitment Fee Note”) due on February 18, 2017 (the “Commitment Maturity Date”), to evidence its commitment to file the Registration Statement.

July Note

As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2016 (the “Current Report”), further in connection with the Investment Agreement and the Registration Rights Agreement, on July 18, 2016, the Company issued to Tangiers an original issue discount (such discount valued at $11,000) 10% fixed convertible promissory note in the principal amount of $121,000 (the “July Note”) due April 18, 2017 (the “July Maturity Date”).  As an investment incentive for Tangiers to purchase the July Note, the Company concurrently issued to Tangiers a common stock purchase warrant, which allows Tangiers to subscribe for and purchase from the Company, up to 121,000 shares (as subject to adjustment as provided therein) of Common Stock at an exercise price of $0.50 per share for a term of five (5) years (the “Warrants”).

September Note

Also as previously reported in the Current Report, the Company sold a 10% fixed convertible promissory note dated September 28, 2016 in the principal amount of up to $550,000 (the “September Note”, and, together with the “Commitment Fee Note” and the “July Note”, the “Notes”) to Tangiers for initial cash consideration of $100,000 and an initial issue discount of $10,000 retained by Tangiers for due diligence and legal fees related to the purchase of the September Note, resulting in an initial principal due under the September Note in the amount of $110,000 on September 28, 2017 (the “September Maturity Date” and together with the “Commitment Maturity Date” and the “July Maturity Date”, the “Maturity Date”).

Security Agreement and Subsidiary Guarantee

Also as previously reported in the Current Report, as inducement for Tangiers to purchase the Notes and to enter into any and all other agreements to be entered into in connection with the transactions contemplated thereby, Tangiers and the Company’s subsidiary, Lithortech Resources, Inc. (the “Guarantor”) entered into a subsidiary guarantee dated as of September 28, 2016 (the “Guaranty”).  Pursuant to the terms of the Guaranty, the Guarantor has agreed to act as surety for payment of the Notes and the other obligations represented by Transaction Documents (as defined herein).

Further as collateral for the Company’s obligations under the Notes and Transaction Documents, and as further inducement of Tangiers to extend the loans as evidenced by the Notes and to enter into the Transaction Documents, the Parties, together with the Guarantor, entered into a security agreement (the “Security Agreement”) whereby the Company and Guarantor each agreed to grant a security interest in certain property owned by each a security for payment, performance an discharge in full of all of the Company’s obligations under the Notes and other Transaction Documents, including the Guarantor’s obligations under the Guaranty.  The Security Agreement terminates upon payment in full of the notes and all other obligations have been paid or discharged.

As used herein, “Transaction Documents” collectively refers to the Investment Agreement, the Registration Rights Agreement, the Commitment Fee Note, the July Note, the September Note, the Warrants, the Guaranty, the Security Agreement, the Amendment and all other agreements entered into between the Parties to the extent currently existing.

Waiver and Amendment Agreement

On February 15, 2017, as a result of the Company’s failure to file the Registration Statement, among other things, in accordance with the provisions set forth in the Transaction Documents, the Company and Tangiers entered into a Waiver and Amendment Agreement (the “Amendment”) to (i) waive certain events of default that have occurred under the Transaction Documents, including any defaults under any other agreement entered into by and between the Parties, which events of default are not existing or that shall continue to exist after the date of the Amendment,  (ii) amend certain provisions provided under the Transaction Documents and (iii) grant an extension of the Maturity Date of each of the Notes.

Pursuant to the terms of the Amendment, Tangiers and any of its successors or assigns waived, without any recourse or remedy, any and all existing Events of Default (as defined in each respective Transaction Document), remedies, including acceleration, arising out of Events of Default and the application of the default interest rate, if any, as set forth in the Transaction Documents, occurring prior to February 15, 2017, or continuing after such date.  Tangiers also agreed to the amendment of certain Events of Default provisions in the Registration Rights Agreement, the July Note and the September Note.  Further, the Tangiers agreed to amend the definition of Maturity Date, as it appears in each of the Transaction Documents, to December 31, 2017.

The Amendment shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Transaction Documents, except as amended therein, shall remain in full force and effect.  Any and all provisions of the Transaction Documents which are inconsistent with the Amendment are deemed amended, modified or waived to the extent necessary to give effect to the Amendment.

In consideration of Tangiers’ agreements and waivers, the Company issued to Tangiers a common stock purchase warrant to subscribe for and purchase from the Company, up to 500,000 shares of Common Stock at an exercise price of $0.15 per share (as subject to adjustment as provided therein) for a term of five (5) years from the date of issuance.  The Company also agreed to use its best efforts to file the Registration Statement with the SEC within 90 days of the date of the Amendment and to use it best efforts to have the Registration Statement declared effective within 180 days of February 15, 2017.

The foregoing description of the terms of the Transaction Documents does not purport to be complete and is subject to, and qualified in its entirety by reference to the exhibits filed herewith, which exhibits are incorporated herein by reference.

Share Exchange

On February 16, 2017, as consideration for the surrender and cancellation of 2,000,000 shares of Common Stock issued and outstanding held by Tangiers, the Company exchanged and issued a common stock purchase warrant which allows Tangiers to subscribe for and purchase from the Company, up to 2,000,000 shares (as subject to adjustment as provided therein) of Common Stock at an exercise price of $0.001 per share (as subject to adjustment as provided therein) for a term of five (5) years (the “Tangiers Warrant”).

The foregoing description of the Tangiers Warrant issued as part of the share exchange does not purport to be complete and is subject to, and qualified in its entirety by reference to the exhibits filed herewith, which exhibits are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
4.1	Original Issue 10% Fixed Convertible Promissory Note dated September 28, 2016 (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on October 3, 2016).
4.2	Security Agreement with Tangiers Investment Group, LLC dated September 28, 2016 (incorporated by reference to Exhibit 4.2 to Form 8-K filed with the SEC on October 3, 2016).
4.3	Subsidiary Guarantee dated September 28, 2016 (incorporated by reference to Exhibit 4.3 to Form 8-K filed with the SEC on October 3, 2016).
4.4	Original Issue 10% Fixed Convertible Promissory Note dated July 18, 2016 (incorporated by reference to Exhibit 4.4 to Form 8-K filed with the SEC on October 3, 2016).
4.5	10% Fixed Convertible Promissory Note dated July 18, 2016
4.6	Common Stock Purchase Warrant dated July 18, 2016
4.7	Common Stock Purchase Warrant dated February 15, 2017
4.8	Common Stock Purchase Warrant dated February 16, 2017
10.1	Investment Agreement by and between Oroplata Resources, Inc. and Tangiers Investment Group, LLC, dated July 18, 2016
10.2	Registration Rights Agreement by and between Oroplata Resources, Inc. and Tangiers Investment Group, LLC, dated July 18, 2016
10.3	Waiver and Amendment Agreement by and between Oroplata Resources, Inc. and Tangiers Investment Group, LLC, dated February 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC.
Date: February 27, 2017	/s/ Michael Mason
Michael Mason, Chief Executive Officer